SCHEDULE I

                              EMPLOYMENT AGREEMENT

            This Employment Agreement made this ____ day of ___, ____ (hereinafter sometimes referred to as this "Agreement"), between Immtech International, Inc., a Wisconsin corporation (the "Company"), and Mr. T. Stephen Thompson, an individual residing in Chicago, Illinois (the "Employee").

                                  WITNESSETH:

            WHEREAS, the Company desires to employ Employee as President and Chief Executive Officer of the Company upon the terms and conditions set forth herein; and

            WHEREAS, Employee is willing to accept such employment upon the terms and conditions set forth herein;

            NOW THEREFORE, in consideration of the mutual covenants and agreements hereinafter contained, the parties hereto agree as follows:

            1. Duties. The Company agrees that Employee shall be employed by the Company during the Term of this Agreement (as hereinafter defined) as President and Chief Executive Officer of the Company or in such other executive capacity as the Board of Directors shall from time to time determine. Employee shall perform such duties and shall have such responsibilities consistent with the By-Laws of the Company and customary for the duties and position of his office, in each instance subject to the direction of the Board of Directors. Employee agrees to be so employed and shall devote his best efforts and substantially all his business time to advance the interests of the Company.
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            2. Term. Subject to paragraphs 4, 5, 6 and 7 hereof, the term of the
Employee's employment hereunder shall be for a period of 12 months and thereafter shall automatically renew for successive one year periods unless notice of unrenewal shall be given by either party not less than 30 days prior to each successive anniversary date of this Agreement while Employment is employed, provided, however that should Employee be given less than nine (9) months notice of nonrenewal, then the failure to renew shall be treated as a Discharge Without Cause under Section 6 of this Agreement and Employee shall be entitled to the salary, bonus, options and other benefits identified therein for a period of nine (9) months.

            3. Compensation.

                  (a) Base Salary. During the Term of this Agreement starting after the completion of the successful financing of $5 million or more, Employee shall be paid a salary at the per annum rate of $150,000. Employee shall receive a salary increase for the following twelve months as determined by the Company's Board of Directors. For purposes of this Agreement, "Base Salary" shall mean the initial per annum rate of $150,000 and shall thereafter include increases pursuant to the immediately preceding sentence. The Base Salary shall be payable by the Company to Employee in accordance with the Company's regular payroll practices.

                  (b) Bonus. Employee shall be eligible for an annual performance bonus (the "Bonus") of up to 60% of the Base Salary as provided for on Exhibit A attached hereto and made a part hereof ("Bonus Plan"). Any amounts due Employee pursuant to the


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Bonus Plan shall be payable by the Company to Employee within 120 days after the anniversary date of such year, though Employee need not be employed on such date to receive said Bonus.

                  (c) Vacation, Sick Leave and Holidays. During the Term of this Agreement Employee shall be entitled to 30 days paid vacation on an annual basis, and shall be entitled to sick leave and holidays at full pay in accordance with the Company's policies established and in effect from time to time.

                  (d) Fringe Benefits. During The Term of this Agreement the Employee shall be entitled to participate in all insurance, retirement, executive, employee benefits, pension and profit-sharing plans and other fringe benefit programs established by the Company during the Term of this Agreement including health insurance.

                  (e) Reimbursement of Expenses. During The Term of this Agreement the Employee shall be reimbursed for all items of travel and entertainment and miscellaneous expenses reasonably incurred by him on behalf of the Company. Employee shall, as a condition of such reimbursement, provide sufficient documentation in such detail as will allow Company to deduct such expenses. Reimbursement of expenses not claimed within ninety (90) days after incurred shall be deemed waived.

                  (f) Insurance. Subject to insurability of employee. The Company shall provide Employee with disability insurance during the Term of this Agreement in the amount equal to all of the Employee Base Salary and that would have been payable pursuant to the terms of this Agreement and it had been terminated prior to the expiration of its


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

term due to Employee's Total Disability (as hereinafter defined). In addition, the Company shall provide Employee with term life insurance naming Employee's spouse as named beneficiary providing the benefits set forth on Exhibit B attached hereto and made a part hereof.

                  (g) Stock Option. On the date hereof the Company shall provide Employee a stock option exercisable into shares of Common Stock of the Company, as described in Exhibit C attached hereto and made a part hereof.

            4. Death or Total Disability of Employee.

                  (a) Death. In the event of the death of the Employee during the Term of this Agreement, this Agreement shall terminate effective as of the date of the Employee's death and the Company shall have no further obligations or liability hereunder, except (i) the Company shall pay to the Employee's estate the remaining portion, if any, of the Employee's Base Salary and a prorata share of bonus for the period up to the Employee's date of death; and
(ii) the Employee's estate shall be entitled to all amounts due pursuant to fringe benefit programs and plans and insurance in which the Employee is a participant or covered.

                  (b) Total Disability. In the event of the Total Disability (as hereinafter defined) of the Employee for a period of 120 consecutive days during the Ten of this Agreement, the Company shall have the right to terminate the Employee's employment hereunder by giving the Employee ten (10) days' written notice thereof, and upon expiration of such ten (10) day period, the Company shall have no further obligations or liability under this


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

Agreement, except (i) the Company shall pay to Employee the remaining portion, if any, of the Employee's Base Salary and a prorata share of bonus for the period to the date of termination and (ii) the Employee shall be entitled to all amounts due pursuant to fringe benefit programs and plans and insurance in which the Employee is a participant or covered.

            The term "Total Disability", when used herein, shall mean a mental or physical condition which, based upon competent medical evidence, renders the Employee unable or incompetent to carry out substantially all of the material job responsibilities he held or tasks to which he was assigned.

            5. Discharge for Cause. The Company may discharge the Employee and thereby terminate his employment hereunder for the following reasons (each of which shall constitute "cause"); (a) habitual intoxication; (b) drug addiction;
(c) conviction of Employee of a felony or (d) a material breach by Employee of any term or provision of this Agreement, which Employee fails to cure within 30 days after receipt of written notice from the Company advising Employee, in reasonable detail, of the breach. In the event that the Company shall discharge the Employee pursuant to this paragraph 5, the Company shall have no further obligations or liability under this Agreement, except (i) the Company shall pay to Employee the remaining portion, if any, of the Employee's Base Salary and a prorata share of bonus for the period up to the date of termination; and (ii) the Employee shall be entitled to all


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

amounts due pursuant to fringe benefit programs and plans and insurance in which the Employee is a participant or covered.

            6. Discharge Without Cause. The Company may discharge the Employee and thereby terminate his employment hereunder, for any or no reason, at any time upon at least thirty (30) days prior written notice to the Employee. The parties further agree that a willful breach by the Company of any of the material terms and conditions of this Agreement shall constitute a discharge without cause of this Agreement. In the event of a discharge by the Company without cause pursuant to this Section 6, for the remaining period of the term of this Agreement or for nine (9) months, whichever is greater, Employee shall be entitled to receive: (1) all of the Employee Base Salary that would have been payable pursuant to the terms of this agreement had it not been terminated; (2) a bonus equivalent to the amount to which Employee would have been entitled had he continued working for the period of the term of this agreement or for nine
(9) months from the termination, whichever yields a greater bonus; (3) all options payable pursuant to the accelerated option schedule contained in Exhibit C of this agreement; and (4) all, amounts due pursuant to fringe benefit programs, plans and/or insurance in which the Employee is a participant or which covered Employee on the date of termination, provided, however, that in the event any fringe benefit program, plan and/or insurance refuses to treat Employee as covered for the period specified in this section because of Employee's status as a terminated employee or for any other reason, then the Company shall pay to Employee an amount equivalent to that which the


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Employee must pay to obtain a comparable benefit, plan or insurance.

            7. Change of Control. In the event of a Change of Control (as defined below), Employee may terminate this Agreement at any time upon at least five (5) days prior written notice to the Company. In the event that Employee shall terminate this Agreement pursuant to this Section 7, such termination shall be treated as a Discharge Without Cause pursuant to Section 6 of this agreement and Employee shall be entitled to the salary, bonus, options and other benefits identified therein for remaining period of the term of this agreement or for nine (9) months, whichever is greater. A "Change of Control" shall mean the sale or transfer of at least fifty percent (50%) of the shares of commons stock of the Company to a third person or entity in a transaction or series of transactions occurring within a twelve--month period, other than sale of stock at a public offering.

            8. Supersedes Other Agreements. This Agreement supersedes and is in lieu of any and all other employment arrangements between Employee and the Company.

            9. Amendments. Any Amendment to this Agreement, excluding any extension or renewal of the term of employment of Employee, shall be made in writing and signed by the parties hereto.

            10. Enforceability. If any provision of this Agreement shall be held invalid or unenforceable, in whole or in part, then such provision shall be deemed to be modified or restricted to the extent and in the manner necessary to render the same valid and


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

enforceable, or shall be deemed excised from this Agreement as the case may require, and this Agreement shall be construed and enforced to the maximum extent permitted by law, as if such provision had been originally incorporated herein as so modified or restricted, or as if such provision had not been originally incorporated herein, as the case may be.

            11. Governing Law. The validity and effect of this Agreement shall be governed exclusively by the Laws of the State of Illinois, excluding the "conflicts of laws" rules of that state.

            12. Assignment.

                  (a) This Agreement and the obligations created hereunder may not be assigned by the Company without the prior written consent of Employee. For the purposes of this Agreement, a merger involving the Company shall constitute an assignment of this Agreement, and said assignment shall require the written consent of Employee.

                  (b) This Agreement and the obligations created hereunder may not be assigned by the Employee.

            13. Notices. All notices required or permitted to be given hereunder shall be in writing and shall be deemed to have been given when personally delivered or mailed, by certified or registered mail, return receipt requested, addressed to the intended recipient as follows:


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

                        If to Employee:
                        T. Stephen Thompson
                        2608 North Lakeview Street
                        Chicago, Illinois 60614

                        If to the Company:
                        Immtech International, Inc.
                        906 University Place
                        Evanston, Illinois 60601
                        Attention: Gerhard J. Von der Ruhr

            Any party may from time to time change its address for the purposes of notices to that party by a similar notice specifying a new address, but no such change shall be deemed to have been given until it is actually received by the party sought to be charged with its contents.

            14. Covenant Not to Compete. Employee agrees that he will not, either directly or indirectly, at any time during his employment with the Company, compete or interfere, or setup to compete or interfere, or aid others to so compete or interfere or set up to compete or interfere with the Company in the conduct or transaction of any business or enterprise in which the Company
(i) is presently engaged, or (ii) is planning to become engaged and has made significant monetary investment in order to be engaged, or (iii) is engaged at any time during Employee's employment by the Company.

            Employee further agrees that, upon the termination of his employment, with the Company, he will not, for a period of twelve (12) months from the date of voluntary termination or termination for cause, as defined herein, or for a period of nine (9) months from the date of involuntary termination not for cause (collectively the "Restriction Period"), within any geographic


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markets where the Company is then active, directly or indirectly compete with the Company by engaging in a competitive business in the development, manufacture, assembly, promotion, marketing or sale of biopharmaceutical products made from CRP (C. reactive protein), modified CRP or other acute phase proteins for the diagnosis or therapeutic treatment of AIDS, Cancer or Sepsis, or other products developed or under development by the Company, or any component or ingredient thereof, as an owner, partner, officer, director, associate, employee, consultant, salesperson or stockholder or aid others, directly or indirectly, in competing with the Company. For the purposes of this Agreement, competition and/or engaging in a competitive business shall include, but shall not be limited to, any disclosure of confidential, proprietary, promotional or marketing information, trade secrets, names of the Company's employees or research consultants, names of suppliers, names of customers or any other information acquired prior to termination of employment which is not already in the public domain.

            Employee expressly agrees that, upon a breach or violation of the provisions of this section, the Company shall be entitled, in addition to all other remedies available to it, to appropriate injunctive relief in any court of competent jurisdiction.

            15. Confidentiality and Non-Disclosure. Employee covenants and agrees:

      (a) Not to use, publish or otherwise disclose, except in the course of his duties as employee of the Company, any confidential, proprietary, patentable or copyrightable


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            information or materials generated by or disclosed to him in the course of his duties as an employee of the Company, except for data which:

            (i) At the time of disclosure to Employee, was in the public domain;

            (ii) After the time of disclosure to Employee, is published or becomes a part of the public domain through no fault of Employee; or

            (iii) Was in the possession of Employee prior to the time of disclosure by the Company, which can be demonstrated by Employee's written records or other competent evidence.

      (b) Not to disclose or utilize, in connection with the performance of his duties as an employee of the Company, any information that Employee is under a duty not to disclose.

      (c) Upon termination of his employment with the Company, to promptly return to the Company all written and other information, data and materials which are secret or confidential in nature of which relate to patentable, copyrightable or proprietary information relating to the business of the Company.

            16. Waiver. No claim or right arising out of a breach or default under this Agreement can be discharged in whole or in part by a waiver of that claim or right unless the waiver is supported by consideration and is in writing and executed by the aggrieved party hereto or its or his duly authorized agent. A waiver by any party hereto of a breach of default by the other party hereto of any provision of this Agreement shall not be deemed a waiver of any prior or subsequent compliance herewith, and such provision shall remain in full force and effect.


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            IN WITNESS WHEREOF, this Employment Agreement has been executed by the Company, by a duly authorized officer, and by the Employee on the date first above written.

                                             IMMTECH INTERNATIONAL, INC.


                                             By: /s/ Gerhard J. Von der Ruhr
                                                 -------------------------------
                                             Title: Chairman
                                                    ----------------------------


                                                 /s/ T. Stephen Thomas
                                             -----------------------------------
                                                     T. Stephen Thomas


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                                    EXHIBIT A

                                   BONUS PLAN


            Failure to meet the goals established herein shall not constitute a material breach for purposes of Section 5 of this Agreement.


                               (To be Determined.)
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                                   EXHIBIT B

                               INSURANCE COVERAGE


                               (To be Determined.)

                                   EXHIBIT C

                              T. Stephen Thompson
                                  Stock Option
                                 for shares of

                           Immtech International Inc.
                                  Common Stock


         Amount:                375,000 stock options to acquire Immtech stock.

         Exercise Price:        $.15 per share.

         Vesting: Options will vest over a four-year period starting with the date of this Agreement (one-quarter at the end of each year).

         Accelerated
         Vesting: Notwithstanding the foregoing vesting schedule, the options will vest as follows:

                                (1) 100% upon termination by Immtech without cause or in the event Immtech allows this Employment Agreement to lapse before all such options have vested.

                                (2) 100% in the event that due to a merger or consolidation in which Intech is a party, all or substantially all of Immtech's assets and outstanding voting stock is sold or acquired by an unaffiliated third party.

                                 (3)  In the event of death or disability at
                                      least one-third of the options will be
                                      vested or will vest and the balance of the options that would normally vest during this year will vest on a prorated basis.

         Exercise
         Period:                Options can be exercised over five (5) years.